                     DATED THE 28 DAY OF JANUARY 2000


                        NANO TECHNOLOGY LIMITED
                             (AS COMPANY)


                                  AND


                   GLOBAL TELEPHONE COMMUNICATION INC.
                             (AS SUBSCRIBER)

                        ---------------------------
                                AGREEMENT
                        FOR SUBSCRIPTION OF SHARES
                                   IN
                          NANO TECHNOLOGY LIMITED
                        ---------------------------





                             CHIU & PARTNERS,
                               SOLICITORS,
                        41ST FLOOR, JARDINE HOUSE,
                            1 CONNAUGHT PLACE,
                           CENTRAL, HONG KONG.
                             REF.: KKM/990238

THIS AGREEMENT is made on the 28 day of January 2000

BETWEEN:

(1) NANO TECHNOLOGY LIMITED, an international business company incorporated in the British Virgin Islands and having its registered office at Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("COMPANY"); and

(2) GLOBAL TELEPHONE COMMUNICATION INC., a company incorporated in the British Virgin Islands (IBC No. 346782) and having its registered office at East Asia Chambers, P.O. Box 901, Road Town, Tortola, British Virgin Islands ("Subscriber").

WHEREAS:

(A) The particulars of the Company as at the date hereof are set out in the Schedule.

(B) Cyber 2000 Limited ("CYBER 2000"), a company incorporated in Hong Kong and having its registered office at Room 1802, Dominion Centre, 43-59 Queen's Road East, Hong Kong, is a wholly-owned subsidiary of the Company. Cyber 2000 is established for the purpose of developing the "voice over internet protocol" and the business of providing re-sale services of "voice over internet protocol".

(C) The Company has agreed to allot to the Subscriber, and the Subscriber has agreed to subscribe, subject to and in accordance with the terms and conditions herein, the New Shares.

(D) In addition to the subscription of New Shares pursuant hereto, the Subscriber will purchase from each of CMS Development Limited, Spiderweb Corporation and Wayne Chen, the existing shareholders of the Company, 1,500, 500 and 1000 Shares in the Company (the "PURCHASE TRANSACTION") respectively. Subscription of the New Shares and purchase of the existing Shares will take place simultaneously whereupon the Subscriber will enter into a shareholders agreement with all existing Shareholders and the Company to regulate the internal management of the Company.

NOW IT IS HEREBY AGREED as follows:

1.    INTERPRETATION

1.01 In this Agreement (including the Recitals) and in the Schedule, except where the context otherwise requires:

      "BUSINESS DAY" means any day (other than a Saturday) on which banks are open for business in Hong Kong;

      "COMPLETION" means completion of the subscription of the New Shares in accordance with the provisions of Clause 4;

      "CONSIDERATION" means the consideration for the allotment and issue of the New Shares in the amount stated in Clause 3.01;

      "DIRECTORS" means the directors of the Company whose names are listed in the Schedule;

      "ENCUMBRANCES" means any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation or other encumbrance, priority or security interest whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same;

      "HONG KONG" means the Hong Kong Special Administrative Region of the
      PRC;

      "NEW SHARES" means a total of 4,000 ordinary shares of US$1.00 each in the share capital of the Company to be allotted and issued by the Company to the Subscriber pursuant to this Agreement;

      "SHARES" means ordinary shares of US$1.00 each in the capital of the Company;

      "US DOLLARS" and the sign "US$" mean the lawful currency for the time being of the United States of America.

1.02 References to persons include references to individuals, firms, companies, corporations and unincorporated bodies of persons and vice versa, and words importing a gender or the neuter include both genders and the neuter, and reference to a certain gender shall include any gender.

1.03 Reference herein to Clauses, Recitals and Schedule are to clauses and recitals in and schedule to this Agreement (unless the context otherwise requires) and the Schedule shall be deemed to form part of this Agreement.

1.04 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.05 Unless the context requires otherwise, in this Agreement words importing the singular include the plural and vice versa.

1.06 All references to any party hereto shall, where the context permits, include their respective successors, personal representatives, executors, administrators, estates and permitted assigns.

2.    SUBSCRIPTION OF NEW SHARES

2.01 Subject to the terms of this Agreement, the Company shall allot and issue to the Subscriber and the Subscriber shall subscribe for the New Shares free from all Encumbrances and together with all rights now or hereafter attaching or accruing thereto. The New Shares shall rank pari passu with all other existing Shares.

2.02 The Subscriber shall not be obliged to complete the subscription of any of the New

      Shares unless the subscription of all the New Shares is completed simultaneously with the Purchase Transaction.

3.    CONSIDERATION

3.01 The Consideration for the New Shares shall be US$1,000,000 payable by the Subscriber by 2 equal installments of US$500,000 each. The first and second instalments of the Consideration shall be respectively paid at Completion and on the day which is 90 days after Completion, and if such day is not a Business Day, on the immediate preceeding Business Day.

3.02 Each installment of the Consideration shall be settled by the Subscriber delivering to the Company or such other person as may be nominated by the Company and notified to the Subscriber prior to the date of payment a banker's draft of US$500,000 issued by a licensed bank in Hong Kong and made payable to the Company.

4.    COMPLETION

4.01 Completion shall take place at the office of Victor Chu & Co. at 19th Floor, Tower II, The Gateway, Harbour City, Kowloon, Hong Kong (or such other place or in such manner as may be agreed between the parties) immediately upon signing by all parties to this Agreement when:

      (1) the Company shall deliver or cause to be delivered to the
          Subscriber:

          (a) certified copy resolutions of the Directors approving and authorising this Agreement and the allotment and issue of the New Shares, credited as fully paid-up, and other transactions contemplated under this Agreement; and

          (b) share certificate(s) in respect of the New Shares;

      (2) The Subscriber shall deliver to the Company:

          (a) a banker's draft of US$500,000 in accordance with Clause 3.02;

          (b) an application for the New Shares; and

          (c) certified copy resolutions of its board of directors approving and authorizing this Agreement.

4.02 The Company hereby undertakes to the Subscriber to procure the due execution of all such further documents as are necessary to vest in the Subscriber all the New Shares.

5.    WARRANTIES

5.01 The Company represents and warrants to the Subscriber that all statement of facts contained in this Agreement are true and correct.

6.    NOTICES


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6.01  Each notice, demand, consent or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five days' prior written notice specified to the other parties):

      To the Company    :     c/o CMS Development Limited, Unit D-6, 25
                              Ventris Road, Hong Kong
                              Attention: Mr. Shiu Man Hao, Charles
                              Fax Number: (852) 2530 4006

      To the Subscriber :     c/o Victor Chu & Co., 19th Floor, Tower II,
                              The Gateway, Harbour City, Kowloon, Hong Kong
                              Attention: Mr. Simon Yung
                              Fax Number: (852) 2956 1161

6.02 Any notice, demand, consent or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by fax, when dispatched.

6.03 All notices, demands, consents and other communications shall be in the English language.

7.    MISCELLANEOUS

7.01 RESTRICTIONS ON ANNOUNCEMENTS: Each of the parties hereto undertakes that prior to Completion and thereafter it will not (save as otherwise provided in this Agreement or as required by law and other relevant rules and regulations, including the listing rules governing the listing of shares on the NASDAQ OTC Bulletin Board) make any announcement in connection with this Agreement unless the other parties hereto shall have given their respective consents to such announcement which consents may not be unreasonably withheld and may be given either generally or in a specific case or cases and may be subject to conditions.

7.02 COSTS: Each party to this Agreement shall pay its own costs and disbursements of and incidental to this Agreement and the transaction contemplated herein.

7.03 WAIVER: No failure or delay by the Subscriber in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by the Subscriber of any breach by the Company of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof and any forbearance or delay by the Subscriber in exercising any of its rights hereunder shall not be construed as a waiver thereof.

7.04 SEVERABILITY: If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

7.05 TIME OF THE ESSENCE: Time is of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may, by agreement in writing between or on behalf of the Company and the Subscriber, be substituted for them.

7.06 COUNTERPARTS: This Agreement may be executed in one or more counterparts each of which shall be binding on each party by whom or on whose behalf it is so executed, but which together shall constitute a single instrument. For the avoidance of doubt, this Agreement shall not be binding on any party hereto unless and until it shall have been executed by or on behalf of all persons expressed to be the parties hereto.

7.07 ASSIGNMENT: This Agreement shall be binding upon and enure for the benefit of the estates, personal representatives or successors of the parties but shall not be assignable.

7.08 ENTIRE AGREEMENT: This Agreement (together with any documents referred to herein) constitutes the whole agreement between the parties hereto in respect of the subject matter hereof.

7.09 AMENDMENT: Unless otherwise specifically provided for in this Agreement, any provision of this Agreement may be amended, supplemented or waived only if the parties hereto agree in writing.

8.    GOVERNING LAW, JURISDICTION AND PROCESS AGENT

8.01 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto submit to the non-exclusive jurisdiction of the Hong Kong courts for the purpose of determining or enforcing any claim arising hereunder.

8.02 The Company and the Subscriber hereby irrevocably appoint Cyber 2000 and Victor Chu & Co. (solicitors, of 19th Floor, Tower II, The Gateway, Harbour City, Kowloon, Hong Kong) (each, the "PROCESS AGENT") as their respective agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Such service shall be deemed completed on delivery to each party's Process Agent or, if sent by registered post to the aforesaid or last known address of such Process Agent, on the second business day after posting or, if there is a letter box for the aforesaid or last known address of such Process Agent, upon inserting the writ and/or any other relevant documents through the letter box (whether or not it is forwarded to and received by it). In the event that a party's Process Agent cannot continue to act as such, such party shall forthwith appoint another agent in Hong Kong for the same purposes and notify such appointment to the other party in writing.

            IN WITNESS whereof this Agreement has been duly executed by the parties hereto the day and year first above written.

THE COMPANY

SIGNED by Charles Shiu                  )
      ----------------------------------
for and on behalf of NANO TECHNOLOGY    )
LIMITED in the presence of:             )    /s/ Charles Shiu


                     /s/ Simon Y.S. Yung
                       SIMON Y.S. YUNG
                          Solicitor
                       Victor Chu & Co.
                        Hong Kong SAR


THE SUBSCRIBER

SIGNED by Thomas Brandenburg            )
      ----------------------------------
for and on behalf of GLOBAL TELEPHONE   )
COMMUNICATION INC.                      )
in the presence of:                     )    /s/ Thomas Brandenburg


                     /s/ Simon Y.S. Yung
                       SIMON Y.S. YUNG
                          Solicitor
                       Victor Chu & Co.
                        Hong Kong SAR

                                 SCHEDULE

                         PARTICULARS OF THE COMPANY


Company Name             :   Nano Technology Limited

Date of Incorporation    :   1 December 1999

Place of Incorporation   :   British Virgin Islands

Company Number           :   355222

Share Capital            :   Authorised                  Issued
                             -----------                 ------

                             US$50,000 divided into      6,000 ordinary shares
                             50,000 ordinary shares
                             of US$1.00 each

Registered Office        :   Offshore Incorporations Limited, P.O. Box 957,
                             Offshore Incorporations Centre, Road Town, Tortola,
                             British Virgin Islands

Directors                :   Nominated By                Name of Director
                             ------------                ----------------
                             CMS Development Limited     Charles Shiu Man-hao
                             Spiderweb Corporation       Wayne Chen

Registered Agent         :   Offshore Incorporations Limited

Shareholders                 Number of Shares held

CMS Development Limited             2,000
Wayne Chen                          2,000
Spiderweb Corporation               2,000
                                   -------
                                    6,000

Outstanding Mortgage(s)/ :   Nil
Encumbrance(s)